N-SAR Exhibit: Sub-item 77D(e)
Legg Mason Partners Equity Trust
QS Defensive Growth Fund

Item 77D(e): Policies with respect to security investments

In response to Sub-Item 77D(e), effective July 1, 2017,
 the fund may invest in underlying funds that are exchange-traded funds, whether managed by the manager or its affiliates or by unaffiliated investment advisers.
 The Registrant incorporates by reference Post-Effective
 Amendment No. 104 to Form N-1A filed on May 22, 2017
pursuant to Rule 485(b) of the Securities Act of 1933
 (Accession No. 0001193125-17-178199).